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                      [LETTERHEAD OF ROBSON & MILLER, LLP]

                                                     December 8, 1997

Tengasco, Inc.
603 Main Avenue - Suite 500
Knoxville, Tennessee 37902

                           Re:  Tengasco, Inc.

Gentlemen:

     We have acted as counsel to Tengasco, Inc., a Tennessee corporation (the "Company"), in connection with a registration statement on Form SB-2 (the "Registration Statement") and amendments thereto, to be filed with the Securities and Exchange Commission for the purpose of registering an aggregate of 684,368 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock") owned by certain shareholders (collectively the "Selling Shareholders") of the Company under the Securities Act of 1933, as amended (the "Act").

     As counsel for the Company, we have examined and are familiar with the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto. We are also familiar with the form of the Company's stock certificate, as well as all corporate proceedings taken by the Company in connection with the authorization of the issuance and acquisition of the Shares by the Selling Shareholders. Throughout such examination we have assumed the genuineness of signatures and accuracy and conformity to original documents of all copies of documents supplied to us. As to questions of fact material to the opinion expressed herein, we have, when relevant facts were not independently determinable, relied upon information furnished to us by officers and directors of the Company or their duly authorized agents or employees.

     Based upon the foregoing, it is our opinion that the Shares have been duly executed and delivered and the consideration therefor duly paid, and such Shares are validly issued, fully paid and nonassessable and owned by the Selling Shareholders.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.


                                              Very truly yours,

                                              /s/ Robson & Miller, LLP
                                              Robson & Miller, LLP